Exhibit 23.2


                              Norman T. Reynolds, Esq.
                        Law Offices of Norman T. Reynolds
                                 P.O. Box 131326
                            Houston, Texas 77219-1326
                                 (713) 503-9411



September 10, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Cybertel Communications Corp. - Form S-8

Gentlemen:

         I have acted as counsel to Cybertel Communications Corp., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 9,000,000 shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan No. 2 for Year 2002, as well as the registration of 6,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Stock Retainer Plan No. 2 for the Year 2002. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                       Very truly yours,


                                                       /s/  Norman T. Reynolds
                                                       Norman T. Reynolds, Esq.